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                                                                   EXHIBIT 23(b)


                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in the Registration Statement (Form S-8) of PriCellular Corporation pertaining to the PriCellular Corporation 1994 Stock Option Plan of our report dated January 24, 1996 with respect to the consolidated financial statements and schedules of PriCellular Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the Prospectus relating to the offering of 2,500,000 shares of the Company's Class A Common Stock dated July 30, 1996, filed with the Securities and Exchange Commission.


                                                       Ernst & Young LLP


New York, New York
August 22, 1996